                                                                     EX-99(K)(2)

                              AMENDED AND RESTATED
                      ACCOUNTING AND BOOKKEEPING AGREEMENT

         This Agreement is made this 1st day of November, 2003, by and between Columbia Floating Rate Fund, a Massachusetts business trust (hereinafter referred to as the "Fund"), and Columbia Management Advisors, Inc. ("Columbia Management"), an Oregon corporation.

1. Appointment. The Fund hereby appoints Columbia Management to act as its agent to perform the services described herein with respect to the Fund. Columbia Management hereby accepts appointment as the Fund's agent and agrees to perform the services described herein.

2.       Accounting.

         (a) Pricing. Columbia Management shall value all securities and other assets of the Fund, and compute the net asset value per share of the Fund, at such times and dates and in the manner and by such methodology as is specified in the then currently effective prospectus and statement of additional information for the Fund, and pursuant to such other written procedures or instructions furnished to Columbia Management by the Fund. To the extent procedures or instructions used to value securities or other assets of the Fund under this Agreement are at any time inconsistent with any applicable law or regulation, the Fund shall provide Columbia Management with written instructions for valuing such securities or assets in a manner which the Fund represents to be consistent with applicable law and regulation.

         (b) Net Income. Columbia Management shall calculate with such frequency as the Fund shall direct, the net income of the Fund for dividend purposes and on a per share basis. Such calculation shall be at such times and dates and in such manner as the Fund shall instruct Columbia Management in writing. For purposes of such calculation, Columbia Management shall not be responsible for determining whether any dividend or interest accruable to the Fund is or will be actually paid, but will accrue such dividend and interest unless otherwise instructed by the Fund.

         (c) Capital Gains and Losses. Columbia Management shall calculate gains or losses of the Fund from the sale or other disposition of assets as the Fund shall direct.

         (d) Yields. At the request of the Fund, Columbia Management shall compute yield for the Fund for such periods and using such formula as shall be instructed by the Fund.

         (e) Communication of Information. Columbia Management shall provide the Fund, the Fund's transfer agent and such other parties as directed by the Fund with the net asset value per share, the net income per share and yields for the Fund at such time and in such manner and format and with such frequency as the parties mutually agree.

         (f) Information Furnished by the Fund. The Fund shall furnish Columbia Management with any and all instructions, explanations, information, specifications and documentation deemed necessary by Columbia Management in

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                  the performance of its duties hereunder, including, without limitation, the amounts and/or written formula for calculating the amounts, and times of accrual of liabilities and expenses of the Fund. The Fund shall also at any time and from time to time furnish Columbia Management with bid, offer and/or market values of securities owned by the Fund if the same are not available to Columbia Management from a pricing or similar service designated by the Fund for use by Columbia Management to value securities or other assets. Columbia Management shall at no time be required to commence or maintain any utilization of, or subscriptions to, any such service which shall be the sole responsibility and expense of the Fund.

3.       Recordkeeping.

         (a) Columbia Management shall, as agent for the Fund, maintain and keep current and preserve the general ledger and other accounts, books, and financial records of the Fund relating to activities and obligations under this Agreement in accordance with the applicable provisions of Section 31(a) of the General Rules and Regulations under the Investment Company Act of 1940, as amended (the "Rules").

         (b) All records maintained and preserved by Columbia Management pursuant to this Agreement which the Fund is required to maintain and preserve in accordance with the Rules shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such records have been maintained and preserved.

         (c) Columbia Management shall make available on its premises during regular business hours all records of the Fund for reasonable audit, use and inspection by the Fund, its agents and any regulatory agency having authority over the Fund.

4.       Instructions, Opinion of Counsel, and Signatures.

         (a) At any time Columbia Management may apply to a duly authorized agent of the Fund for instructions regarding the Fund, and may consult counsel for the Fund or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. Columbia Management shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by the Fund or such counsel believed by Columbia Management to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of the Fund, until receipt of written notice thereof from the Fund.

         (b) Columbia Management may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence of (i) the authority of any person to act in accordance with such vote or (ii) any determination or any action by the Board of Trustees pursuant to its Agreement and Declaration of Fund as

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                  described in such vote, and such vote may be considered as in full force and effect until receipt by Columbia Management of written notice to the contrary.

5. Compensation. The Fund will pay Columbia Management a monthly fee consisting of a Flat Fee plus an Asset-Based Fee, as follows:

         (a)      "Flat Fee." An annual fee of $5,000, paid monthly; plus

         (b) "Asset-Based Fee." For any month that the Fund has average net assets of more than $50 million in any particular month, a monthly fee equal to the average net assets of the Fund for that month multiplied by the Asset-Based Fee Rate. The "Asset-Based Fee Rate" shall be calculated as follows:

                  [(number of stand-alone funds and master funds on Schedule A x $105,000) + (number of feeder funds on Schedule A x $12,000) - (annual flat fees payable by each fund on Schedule A)] / (average monthly net assets of all stand-alone funds and feeder funds on Schedule A with average monthly net assets of more than $50 million in that month)

[Note: certain of the funds listed on Schedule A are not party to the Agreement but are listed for the purpose of calculating the Asset-Based Fee Rate.] The Fund also shall reimburse Columbia Management for any and all out-of-pocket expenses and charges, including fees payable to third parties for pricing the Fund's portfolio securities, in performing services under this Agreement.

6. Confidentiality of Records. Columbia Management agrees not to disclose any information received from the Fund to any other client of Columbia Management or to any other person except its employees and agents, and shall use its best efforts to maintain such information as confidential. Upon termination of this Agreement, Columbia Management shall return to the Fund all records in the possession and control of Columbia Management related to the Fund's activities, other than Columbia Management's own business records, it being also understood and agreed that any programs and systems used by Columbia Management to provide the services rendered hereunder will not be given to the Fund.

7.       Liability and Indemnification.

         (a) Columbia Management shall not be liable to the Fund for any action taken or thing done by it or its employees or agents on behalf of the Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of Columbia Management, its employees or agents.

         (b) The Fund shall indemnify and hold Columbia Management, and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its employees or agents in the performance of its duties hereunder to the Fund, or as a result of acting upon instructions believed by it to have been executed by a duly authorized agent of the Fund or as a result of acting upon information provided by the Fund in form and under policies agreed to by Columbia Management and the Fund, provided that: (i) this indemnification shall

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                  not apply to actions or omissions constituting negligence or misconduct on the part of Columbia Management or its employees or agents, including but not limited to willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (ii) Columbia Management shall give the Fund prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of Columbia Management.

         (c) Columbia Management shall indemnify and hold harmless the Fund from and against any and all claims, demands, expenses and liabilities which the Fund may sustain or incur arising out of, or incurred because of, the negligence or misconduct of Columbia Management or its agents or contractors, or the breach by Columbia Management of its obligations under this Agreement, provided that: (i) this indemnification shall not apply to actions or omissions constituting negligence or misconduct on the part of the Fund or its other agents or contractors and (ii) the Fund shall give Columbia Management prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of the Fund.

8. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

9. Dual Interests. It is understood and agreed that some person or persons may be trustees, officers, or shareholders of both the Fund and Columbia Management, and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by specific provision of applicable law.

10. Amendment and Termination. This Agreement may be modified or amended from time to time, or terminated, by mutual agreement between the parties hereto and may be terminated by at least one hundred eighty (180) days' written notice given by one party to the other. Upon termination hereof, the Fund shall pay to Columbia Management such compensation as may be due from it as of the date of such termination, and shall reimburse Columbia Management for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with termination, a successor to any of the duties or responsibilities of Columbia Management hereunder is designated by the Fund by written notice to Columbia Management, Columbia Management shall promptly upon such termination and at the expense of the Fund, deliver to such successor all relevant books, records, and data established or maintained by Columbia Management under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of the Fund, for assistance from Columbia Management personnel in the establishment of books, records, and other data by such successor.

11. Assignment. Any interest of Columbia Management under this Agreement shall not be assigned or transferred either voluntarily or involuntarily, by operation of law or otherwise, without prior written notice to the Fund.

12. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Columbia Management under this Agreement, Columbia Management may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws

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and regulations and upon receipt of approval of the Trustees, make use of (i)
its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Columbia Management, provided that Columbia Management shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Columbia Management or such parties.

13. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered mail, postage prepaid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that the address of the Fund and Columbia Management is One Financial Center, Boston, Massachusetts 02111, Attention: Secretary.

14. Non-Liability of Trustees and Shareholders. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund, as provided in the Agreement and Declaration of Fund of the Fund, and shall not be binding upon any trustee, officer, employee, agent or shareholder of the Fund. Neither the authorization of any action by the Trustees or the shareholders of the Fund, nor the execution of this Agreement on behalf of the Fund shall impose any liability upon any trustee or any shareholder. Nothing in this Agreement shall protect any trustee against any liability to which such trustee would otherwise be subject by willful misfeasance, bad faith or gross negligence in the performance of his duties, or reckless disregard of his obligations and duties under this Agreement.

15. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

16. Governing Law. This Agreement shall be governed by the laws of the State of Illinois.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                          COLUMBIA FLOATING RATE FUND

                                          By: __________________________________
                                              Joseph R. Palombo, President

Attest:

_____________________________
Name:
Title:

                                          COLUMBIA MANAGEMENT ADVISORS, INC.

                                          By: __________________________________
                                              Joseph R. Palombo,
                                              Executive Vice President and Chief
                                              Operating Officer

Attest:

_____________________________
Name:
Title:

                           COLUMBIA FLOATING RATE FUND
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   SCHEDULE A

COLUMBIA FUNDS TRUST I
Columbia High Yield Opportunity Fund                                            Fund
Columbia Strategic Income Fund                                                  Fund
Columbia Tax-Managed Growth Fund                                                Fund
Columbia Tax-Managed Growth Fund II                                             Fund
Columbia Tax-Managed Value Fund                                                 Fund
Columbia Tax-Managed Aggressive Growth Fund                                     Fund

COLUMBIA FUNDS TRUST II
Columbia Newport Japan Opportunities Fund                                       Fund
Columbia Newport Greater China Fund                                             Fund
Columbia Money Market Fund                                                      Fund

COLUMBIA FUNDS TRUST III
Columbia Mid Cap Value Fund                                                     Fund
Columbia Liberty Fund                                                           Fund
Columbia Global Equity Fund                                                     Fund
Columbia Federal Securities Fund                                                Fund
Columbia Contrarian Income Fund                                                 Fund
Columbia Intermediate Government Income Fund                                    Fund
Columbia Quality Plus Bond Fund                                                 Fund
Columbia Corporate Bond Fund                                                    Fund

COLUMBIA FUNDS TRUST IV
Columbia Tax-Exempt Fund                                                        Fund
Columbia Tax-Exempt Insured Fund                                                Fund
Columbia Utilities Fund                                                         Fund
Columbia Municipal Money Market Fund                                            Fund

COLUMBIA FUNDS TRUST V
Columbia California Tax-Exempt Fund                                             Fund
Columbia Connecticut Tax-Exempt Fund                                            Fund
Columbia Massachusetts Tax-Exempt Fund                                          Fund
Columbia New York Tax-Exempt Fund                                               Fund
Columbia Large Company Index Fund                                               Fund
Columbia U.S. Treasury Index Fund                                               Fund
Columbia Small Company Index Fund                                               Fund
Columbia Intermediate Tax-Exempt Bond Fund                                      Fund
Columbia Massachusetts Intermediate Municipal Bond Fund                         Fund
Columbia Connecticut Intermediate Municipal Bond Fund                           Fund
Columbia New Jersey Intermediate Municipal Bond Fund                            Fund
Columbia New York Intermediate Municipal Bond Fund                              Fund
Columbia Rhode Island Intermediate Municipal Bond Fund                          Fund
Columbia Florida Intermediate Municipal Bond Fund                               Fund
Columbia Pennsylvania Intermediate Municipal Bond Fund                          Fund

COLUMBIA FUNDS TRUST VI
Columbia Small Cap Value Fund                                                   Fund
Columbia Growth & Income Fund                                                   Fund
Columbia Newport Asia Pacific Fund                                              Fund

COLUMBIA FUNDS TRUST VII
Columbia Newport Tiger Fund                                                     Fund
Columbia Europe Fund                                                            Fund

COLUMBIA FUNDS TRUST VIII
Columbia Income Fund                                                            Fund
Columbia Intermediate Bond Fund                                                 Fund

COLUMBIA FUNDS TRUST IX
Columbia Managed Municipals Fund                                                Fund
Columbia High Yield Municipal Fund                                              Fund

COLUMBIA FUNDS TRUST XI
Columbia Growth Stock Fund                                                      Fund
Columbia Young Investor Fund                                                    Fund
Columbia Global Thematic Equity Fund                                            Fund
Columbia European Thematic Equity Fund                                          Fund
Columbia Asset Allocation Fund                                                  Fund
Columbia Dividend Income Fund                                                   Fund
Columbia Large Cap Core Fund                                                    Fund
Columbia International Equity Fund                                              Fund
Columbia Large Cap Growth Fund                                                  Fund
Columbia Disciplined Value Fund                                                 Fund
Columbia Small Cap Fund                                                         Fund
Columbia Small Company Equity Fund                                              Fund

LIBERTY-STEIN ROE FUNDS TRUST
[currently no series outstanding]

LIBERTY-STEIN ROE ADVISOR TRUST
[currently no series outstanding]

SR&F BASE TRUST
[currently no series outstanding]

Columbia Floating Rate Fund                                                   Feeder

Columbia Institutional Floating Rate Income Fund                              Feeder

Columbia Floating Rate Limited Liability Company                              Master

CLOSED END FUNDS
Colonial Intermediate High Income Fund                                          Fund
Colonial InterMarket Income Trust I                                             Fund
Colonial Insured Municipal Fund                                                 Fund
Colonial California Insured Municipal Fund                                      Fund
Colonial New York Insured Municipal Fund                                        Fund
Colonial Municipal Income Trust                                                 Fund
Colonial Investment Grade Municipal Trust                                       Fund
Colonial High Income Municipal Trust                                            Fund
Columbia Floating Rate Advantage Fund                                           Fund

LIBERTY VARIABLE INVESTMENT TRUST
Columbia International Fund, VS                                                 Fund
Liberty Growth & Income Fund, VS                                                Fund
Colonial Strategic Income Fund, VS                                              Fund
Newport Tiger Fund, VS                                                          Fund
Colonial Small Cap Value Fund, VS                                               Fund
Liberty All-Star Equity Fund, VS                                                Fund
Liberty S&P 500 Index Fund, VS                                                  Fund
Liberty Select Value Fund, VS                                                   Fund
Liberty Equity Fund, VS                                                         Fund
Columbia Real Estate Equity Fund, VS                                            Fund
Columbia High Yield Fund, VS                                                    Fund

STEINROE VARIABLE INVESTMENT TRUST
Liberty Asset Allocation Fund, VS                                               Fund
Stein Roe Growth Stock Fund, VS                                                 Fund
Liberty Small Company Growth Fund, VS                                           Fund
Liberty Money Market Fund, VS                                                   Fund
Liberty Federal Securities Fund, VS                                             Fund